EXHIBIT 99.1

Garrison Capital Inc. Declares Second Quarter 2015 Distribution of $0.35 Per Share and Announces First Quarter 2015 Financial Results and Earnings Call

NEW YORK, May 5, 2015 (GLOBE NEWSWIRE) -- Garrison Capital Inc., a business development company (Nasdaq:GARS), today announced its financial results for the first fiscal quarter ended March 31, 2015.

References to "we," "us," "our," the "Company" and "Garrison Capital" refer to Garrison Capital Inc. and its consolidated subsidiaries.

First Quarter 2015 Highlights

  Net investment income for the quarter ended March 31, 2015 was $7.7 million, or $0.46 per share;

  Net realized loss on investments for the quarter ended March 31, 2015 was $(0.5) million, or $(0.03) per share;

  Net change in unrealized depreciation from investments for the quarter ended March 31, 2015 was $(4.2) million or $(0.25) per share;

  Net increase in net assets resulting from operations for the quarter ended March 31, 2015 was $3.0 million, or $0.18 per share; and

  Our board of directors declared a second quarter 2015 distribution of $0.35 per share, payable on June 26, 2015 to stockholders of record as of June 12, 2015.

Consolidated Results of Operations

Consolidated operating results for the three months ended March 31, 2015 and December 31, 2014 are as follows:

	Three Months Ended March 31, 2015	Three Months Ended December 31, 2014
Dollar amounts in thousands, except per share data	(Unaudited)	(Unaudited)
Net investment income	$ 7,682	$ 6,881
Total investment income	$ 13,479	$ 13,385
Total expenses	$ 5,797	$ 6,504
Net realized loss on investments	$ (490)	$ (192)
Net change in unrealized loss from investments	$ (4,220)	$ (1,021)
Net increase in net assets resulting from operations	$ 2,972	$ 5,668

Net investment income per share	$ 0.46	$ 0.41
Net realized/unrealized loss from investments per share	$ (0.28)	$ (0.07)
Net earnings per share	$ 0.18	$ 0.34
Net asset value per share	$ 15.41	$ 15.58

Total investment income for the three months ended March 31, 2015 was $13.5 million and net investment income was $7.7 million. Total expenses for the three months ended March 31, 2015 were $5.8 million.

Net realized loss from investments of $(0.5) million for the three months ended March 31, 2015 were driven primarily by charge offs for consumer loans offset by the early full repayment of one portfolio company and other partial repayments.

The net change in unrealized loss from investments of $(4.2) million for the three months ended March 31, 2015 was driven primarily by the negative credit related adjustment of three portfolio companies in the amount of $(4.7) million and the $(0.3) million reversal of a prior period unrealized gain as a result of the repayment of one investment. This was offset by the increase in value of one portfolio investment of $0.7 million. The remaining net change in unrealized loss from investments was due to a net increase in the market value of the remaining portfolio of $0.1 million.

Portfolio and Investment Activities

For the three months ended March 31, 2015, we originated two new investments and closed new add-on investments for a total increase to par in our portfolio of $18.1 million with a weighted average yield of 12.2%. For the three months ended March 31, 2015, repayments in our portfolio consisted of the early full repayment of three investments and partial repayments for a total of $29.9 million of par with a weighted average yield of 11.6%.

See below for portfolio activity table.

Par (in millions)	Q1 2014(1)	Q2 2014(1)	Q3 2014(2)	Q4 2014(2)	Q1 2015(2)	Average

Originated	$ 31.0	$ 6.7	$ 71.7	$ 30.5	$ 17.2	$ 31.4
Club	9.0	9.9	13.7	19.0	--	10.3
Purchased	--	46.1	20.4	16.4	--	16.6
Consumer loans	9.2	25.2	--	--	--	6.9
Total add-on investments	15.3	16.2	8.8	11.5	0.9	10.5

Total Additions	64.5	104.1	114.6	77.4	18.1	75.7

Less: Total Repayments/Sales	(34.6)	(61.5)	(95.9)	(56.4)	(29.9)	(55.7)
Net Additions	$ 29.9	$ 42.6	$ 18.7	$ 21.0	$ (11.8)	$ 20.0

Summary	Q1 2014(1)	Q2 2014(1)	Q3 2014(2)	Q4 2014(2)	Q1 2015(2)(3)	Average
Number of new investments	4	9	8	7	2	6
Average WA yield of additions	11.3%	12.8%	10.1%	10.0%	12.2%	11.3%

Number of repayments/sales	3	6	13	7	3	6
Average WA yield of repayments/sales	11.5%	12.3%	9.4%	8.6%	11.6%	10.7%

(1) Includes activity only for our core portfolio, which consists of investments that generally yield greater than 9.0%.
(2) Includes all portfolio activity as beginning with the three months ended September 30, 2014 the majority of our investments met the core definition.
(3) Q1 2015 activity includes the repayment of three investments. We continue to hold an equity investment in one of the portfolio companies.

The following table shows select information of our portfolio as of March 31, 2015 and December 31, 2014.

Summary of Portfolio Characteristics (dollar amounts in millions)	March 31, 2015	December 31, 2014

Total Market Value	$452.0	$467.8
Number of portfolio companies	57	57

Average investment size (1)	$6.7	$6.8
Weighted average yield (2)	10.8%	10.5%
Weighted average price (1)	95.9	97.1

First lien	85.8%	85.3%
Second lien & mezzanine/subordinated	5.5%	5.4%
Consumer loans	6.9%	7.8%
Equity & other	1.8%	1.5%

Originated (3)	50.4%	48.1%
Club (4)	27.0%	27.4%
Purchased	22.6%	24.5%

Fixed (1)	9.1%	9.2%
Floating (1)	90.9%	90.8%

Performing (1)	99.1%	99.1%
Non-performing (1)	0.9%	0.9%

Weighted average debt / EBITDA (1) (2) (5)	3.6x	3.6x
Weighted average risk rating (1)	2.48	2.52

(1) Excludes consumer loans and equity investments.
(2) Excludes investments with a risk rating of 4, unfunded revolvers and equity investments.
(3) Originated positions include investments where we have sourced and led the execution of the deal.
(4) Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal.
(5) Excludes non-operating portfolio companies, which we define as those loans collateralized by proved developed producing, (''PDP'') value or other hard assets. PDPs are proven revenues that can be produced with existing wells.

Liquidity and Capital Resources

As of March 31, 2015, we had cash and cash equivalents of $20.4 million and cash and cash equivalents, restricted of $8.5 million.

In addition, our transitory portfolio, which we define as those investments that generally yield less than 9.0%, consists of approximately six portfolio companies with a total par value of $22.9 million and a fair value of $22.0 million. We view these investments as an additional source of liquidity to meet our investment objectives.

Distributions

On April 30, 2015, our board of directors approved a distribution in the amount of $5.9 million, or $0.35 a share, which will be paid on June 26, 2015 to stockholders of record as of June 12, 2015.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Earnings Conference Call

We will host an earnings conference call at 10:00 a.m. (Eastern Time) on Wednesday, May 6, 2015 to discuss our first quarter financial results. All interested parties are welcome to participate. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 27543396. All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that their name and company information can be collected.

During the earnings conference call, we intend to refer to the Q1 2015 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of our website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on June 6, 2015. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 27543396.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company's investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP ("Garrison Investment Group"). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT: Garrison Capital Inc.
         Brian Chase
         www.garrisoncapitalbdc.com
         (212) 372-9590